Exhibit 99.1
                                                      Page 1 of 2
                         CTG RESOURCES, INC.
                    Quarterly Report on Form 10-Q
                            Exhibit Index

                     Quarter Ended June 30, 1999

                                                       Document
       Item                 Description              Description
   ------------             -----------              ------------

   99(1)       Exhibit Index                            Ex-99.1

   10(136)     First Amendment to Connecticut           Ex-10.136
               Natural Gas Corporation Executive
               Restricted Stock Plan

   10(137)     First Amendment to Restricted Stock      Ex-10.137
               Agreement (Under the Connecticut
               Natural Gas Corporation Executive
               Restricted Stock Plan)

   10(138)     Connecticut Natural Gas Corporation      Ex-10.138
               Officers' Retirement Plan (As
               Amended and Restated Effective As
               Of March 31, 1999)

   10(139)     First Amendment to Connecticut           Ex-10.139
               Natural Gas Corporation Officers'
               Retirement Plan
   10(140)     Sixth Amendment to the Connecticut       Ex-10.140
               Natural Gas Corporation Officers
               Retirement Plan Trust Agreement

   10(141)     The Energy Network, Inc.,                Ex-10.141
               Instrument of Adoption of
               Connecticut Natural Gas Corporation
               Officers' Retirement Plan

   10(142)     First Amendment to the Connecticut       Ex-10.142
               Natural Gas Corporation Deferred
               Compensation Plan Trust Agreement

   10(143)     Eleventh Amendment to Connecticut        Ex-10.143
               Natural Gas Corporation Employee
               Savings Plan

   10(144)     Twelfth Amendment to Connecticut         Ex-10.144
               Natural Gas Corporation Employee
               Savings Plan

   10(145)     Eleventh Amendment to Connecticut        Ex-10.145
               Natural Gas Corporation Union
               Employee Savings Plan

                                                   Exhibit 99.1
                                                   Page 2 of 2

                        CTG RESOURCES, INC.
                   Quarterly Report on Form 10-Q
                     Exhibit Index (Concluded)

                    Quarter Ended June 30, 1999

                                                       Document
       Item                 Description              Description
   ------------             -----------              ------------

   10(146)     Twelfth Amendment to Connecticut         Ex-10.146
               Natural Gas Corporation Union
               Employee Savings Plan

   10(147)     District Heating & Cooling Service       Ex-10.147
               Agreement between The Energy
               Network, Inc. and The City of
               Hartford
   27          Financial Data Schedule                  Ex-27